Exhibit 10.3

STOCKHOLDER AGREEMENT

THIS STOCKHOLDER AGREEMENT (this “Agreement”) is made as of the 23rd day of August, 2011 by and between InfoSpace, Inc., a Delaware corporation (the “Company”), and Cambridge Information Group I LLC, a Delaware limited liability company (the “Investor”).

RECITALS

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto have entered into that certain Securities Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company is selling to the Investor and the Investor is purchasing from the Company, shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”) and a warrant to purchase additional shares of the Company’s Common Stock;

WHEREAS, as contemplated in the Purchase Agreement, the parties are entering into this Agreement in connection with the Closing; and

WHEREAS, any capitalized terms not defined herein shall have the meanings set forth in the Purchase Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Board Representation.

(a) Until the earlier of (i) August 23, 2017 and (ii) such date and time as the Investor, together with the Investor’s Affiliates, no longer beneficially hold at least 1,000,000 shares (as adjusted for stock splits, stock dividends and the like) of Common Stock (the “Representation End Date”), the Investor shall be entitled to designate one (1) person to serve as a member of the Board of Directors (the “Board”) of the Company (the “Investor Representative”). Initially, the Investor Representative shall be Andrew Snyder (“Snyder”), who shall be appointed by the Board immediately following the Closing to fill an existing vacancy. If at any time the Investor desires to remove, with or without cause, an Investor Representative, the Investor shall be entitled to designate a replacement Investor Representative to serve as a member of the Board, in accordance with Section 1(b).

(b) If, at any time prior to the Representation End Date, Snyder (or any other individual who becomes the Investor Representative in accordance with this Section 1(b)) is no longer available to serve on the Board, whether by resignation, removal, death or otherwise, the Investor shall have the right to designate another individual as the Investor Representative, provided that such individual is reasonably acceptable to the Company’s Nominating and

Governance Committee. Following the determination that such individual is reasonably acceptable to the Company’s Nominating and Governance Committee, he or she shall be appointed by the Board to fill the resulting vacancy.

(c) The Company shall take such action as is necessary to cause the Investor Representative to be nominated for election at any meeting of the Company’s stockholders at which directors in the class in which such Investor Representative serves are elected, as applicable, in accordance with the Company’s certificate of incorporation and bylaws, as may be amended from time to time.

(d) The Investor Representative shall be entitled to compensation from the Company, reimbursement of costs and expenses, indemnification and directors and officers insurance coverage, each consistent with the Company’s practices and policies with respect to non-employee directors.

2. M&A Committee. Within three (3) months following the Closing, the Company shall cause the Board to create a new committee of the Board (the “M&A Committee”), with such authority and responsibilities as the Board may determine from time to time. Until the Representation End Date, the Investor Representative shall be entitled to serve as a member of the M&A Committee. The other members of the M&A Committee shall be determined by the Board from time to time. If the Board elects to appoint a chairman of the M&A Committee, such chairman shall be the Investor Representative for a term of one (1) year. After such one year term, the chairman of the M&A Committee may be selected at the Board’s discretion. The M&A Committee may be dissolved by the Board at any time after three years from the Closing.

3. Additional Purchases of Common Stock. For purposes of Section 4.3 of Article 4 of the Company’s Amended and Restated Certificate of Incorporation (as amended by that certain Certificate of Amendment to Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on June 4, 2009, the “Certificate of Incorporation”), the Board has approved the Acquisition by the Investor of the Shares and up to 1,000,000 shares of Common Stock (as adjusted for stock splits, stock dividends and the like occurring after the date of this Agreement) upon exercise of the Warrant. In addition, so long as the Investor Representative is a member of the Board, if the Investor delivers a Request to Acquire additional shares of Common Stock, the Board (or a committee of the Board which has been delegated the Board’s duties and powers under Article 4) will promptly, in accordance with Section 4.3 of Article 4 of the Certificate of Incorporation, authorize such proposed Acquisition, provided that the number of shares of Common Stock that the Investor proposes to Acquire does not, together with the number of shares of Common Stock beneficially owned by the Investor as of the date of the Request (including the maximum number of shares then issuable on exercise of the Warrant whether held by the Investor or transferred by the Investor to its Affiliates and CIG employees in accordance with this Agreement), exceed the Maximum Ownership Level (as hereinafter defined). The term “Maximum Ownership Level” means the number of shares that is equal to 10% of the sum of the number of shares of Common Stock outstanding as of the date of any such proposed Acquisition plus the maximum number of shares issuable upon exercise of the Warrant (in each case as adjusted for stock splits, stock dividends and the like occurring after the date of this Agreement); provided, however, to the extent the Maximum Ownership Level exceeds 3,999,489 shares of Common Stock, the Investor shall only be able to acquire in excess of 3,999,489 shares of Common Stock in increments of up to 500,000 shares of Common Stock each calendar year. As used in this Section 3, the terms “Acquire”, “Acquisition” and “Request” shall have the respective meanings set forth in Article 4 of the Certificate of Incorporation. This Section 3 shall terminate at such time as the Investor Representative ceases to be a member of the Board for any reason; provided, however, any shares of Common Stock previously acquired by the Investor prior to such time and any remaining shares of Common Stock issuable upon exercise of the Warrant shall continue to be treated as having been authorized by the Board to be Acquired by the Investor in accordance with Article 4 of the Certificate of Incorporation. For the avoidance of doubt, nothing in this Section 3 shall give the Investor the right to acquire additional shares of Common Stock from the Company (other than pursuant to the Warrant).

4. Standstill. From the date of Closing until the earlier of (a) August 23, 2017 and (b) such time as the Investor Representative ceases to be a member of the Board, plus thirty (30) days, the Investor shall not, and shall not authorize or permit the Investor Representative (other than in his or her capacity as a member of the Board) or any of Affiliate of the Investor or their respective representatives to, without the prior written approval of the Board:

(a) publicly offer, propose or make any public announcement with respect to, any tender, merger, consolidation, business combination, other extraordinary transaction involving the Company or any material portion of its business or any purchase of all or any substantial part of the assets of the Company or any material portion of its business, provided that this restriction shall not restrict the Investor from voting its shares of the Company as it chooses in its capacity as a stockholder of the Company;

(b) make or participate in any “solicitation” of “proxies” (as such terms are defined under Regulation 14A of the Exchange Act) to vote, or otherwise publicly seek or propose, alone or in concert with others, to affect the control of the management or the Board or any of the businesses, operations or policies of the Company;

(c) alone or in concert with others, call or seek to call a special meeting of the stockholders of the Company or nominate any person as a director or propose any matter to be voted upon by stockholders of the Company; or

(d) alone or in concert with others, request that the Company include in its proxy materials (i) the nomination of any person for election as a director pursuant to Rule 14a-11 of Regulation 14A under the Exchange Act, or (ii) any stockholder proposal pursuant to Rule 14a-8 of Regulation 14A under the Exchange Act.

5. Registration Rights.

(a) Definitions. For purposes of this Section 5, the following terms shall have the following meanings:

(i) “Form S-1” means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(ii) “Form S-3” means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(iii) “Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Securities.

(iv) “Prospectus” means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, any Issuer Free Writing Prospectus related thereto, and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

(v) “Registration Statement” means any registration statement of the Company under the Securities Act which permits the public offering of any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

(vi) “SEC” means the United States Securities and Exchange Commission.

(vii) “Shelf Registration Statement” means a Registration Statement of the Company filed with the SEC on either (a) Form S-3 (or any successor form or other appropriate form under the Securities Act) or (b) if the Company is not permitted to file a Registration Statement on Form S-3, an evergreen Registration Statement on Form S-1 (or any successor form or other appropriate form under the Securities Act), in each case for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act covering Registrable Securities.

(b) Shelf Registration. From and after the date that is eighteen (18) months from the date hereof, while an Investor Representative serves on the Board (plus a period of three (3) months following the Representation End Date), within thirty (30) days upon receiving a written request by the Investor, the Company shall file with the SEC a Shelf Registration Statement relating to the offer and sale of all of the shares of Common Stock held by the Investor from time to time (including but not limited to the Shares and the Warrant Shares) (the

“Registrable Securities”) in accordance with the methods of distribution elected by the Investor and set forth in the Shelf Registration Statement and shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof.

(i) The Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by the Investor until the earlier of (i) the date as of which all of the Registrable Securities have been sold pursuant to the Shelf Registration Statement or another Registration Statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder) and (ii) the date as of which the Investor is permitted to sell its Registrable Securities without registration pursuant to Rule 144(b)(1)(i) under the Securities Act without volume limitation or other restrictions on transfer thereunder (such period of effectiveness, the “Shelf Period”).

(ii) The Company shall be entitled to postpone (but not more than once in any 6-month period), for a reasonable period of time not in excess of 60 days, the filing or initial effectiveness of, or suspend the use of, a Shelf Registration Statement if the Company delivers to the Investor a certificate signed by both the chief executive officer and chief financial officer of the Company certifying that, in the good faith judgment of the Board, such registration, offering or use would reasonably be expected to materially adversely affect or materially interfere with any bona fide material financing of the Company or any material transaction under consideration by the Company or would require the disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would materially adversely affect the Company. Such certificate shall contain, if requested by the Investor (and subject to its entering into a customary confidentiality obligation as to such information), a reasonably detailed statement of the reasons for such postponement or suspension and an approximation of the anticipated delay.

(c) Other Agreements. In the event the Company enters into an agreement with any person pursuant to which it agrees to register any equity securities of the Company under the Securities Act for the account of any holder of such equity securities, then the Company shall be obligated to grant “piggyback” registration rights to the Investor on terms no less favorable than the registration rights granted to such holder.

(d) Obligations of the Company. Whenever required under this Section 5 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(i) Prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such Registration Statement to become effective, and, upon the request of the Investor, keep such Registration Statement effective during the Shelf Period; provided, however, that before filing a Registration Statement or Prospectus (including any Issuer Free Writing Prospectus related thereto) or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference), the Company shall furnish or otherwise make available to the Investor, their counsel and the managing underwriter(s), if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review and comment of such counsel, and such other documents reasonably requested by such counsel, including any comment letter from the SEC, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein (including any Issuer Free Writing Prospectus related thereto) and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants and other advisors.

(ii) Prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the Shelf Period.

(iii) Furnish to the Investor such numbers of copies of a Prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Investor may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(iv) Use all commercially reasonable efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Investor; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already qualified to do business or subject to service of process in that jurisdiction.

(v) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. The Investor shall also enter into and perform its obligations under such an agreement.

(vi) Notify the Investor at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for 120 days, and following such notification, and subject to the provisions of this Agreement, promptly prepare and furnish to the Investor a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such Prospectus shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing.

(vii) Cause all such Registrable Securities registered pursuant to this Section 5 to be listed on each national securities exchange or trading system on which similar securities issued by the Company are then listed.

(viii) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(ix) Use its commercially reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

6. Insider Trading. The Investor agrees to comply, and shall cause the Investor Representative to comply, with the Company’s insider trading policies in effect from time to time, including, but it not limited to, any blackout periods and pre-clearance requirements under such policies.

7. Lockup.

(a) Subject to Sections 7(b) and 7(c), Investor agrees that, without the prior written consent of the Company (which may be withheld for any reason), it will not directly or indirectly sell, transfer, offer to sell or transfer, grant any option for the sale or transfer of, or otherwise dispose (“Dispose” or “Disposition”) of any shares of Common Stock acquired pursuant to the Purchase Agreement or upon exercise of the Warrant (the “Investment Shares”), except that (i) from August 23, 2012, Investor may Dispose of up to 50% in aggregate of the Investment Shares; and (ii) from and after February 23, 2013, Investor may Dispose of any and all Investment Shares; provided, however, that such restrictions will terminate as to all Shares (i) upon a Change of Control (as defined in the Warrant), and (ii) six (6) months following the consummation of an Extension Expiration Event (as defined in the Warrant).

(b) Notwithstanding Section 7(a), Investor may, from time to time, transfer all or any of the Investment Shares to an Affiliate of Investor, or Warrant Shares to an employee of Cambridge Information Group, Inc., a Maryland corporation (“CIG”); provided, that transfers to employees of CIG shall not exceed 10% of the Warrant Shares, in the aggregate; provided, further that in each such case the Investor shall have first delivered to the Company notice of the proposed transfer (including the name of the proposed transferee and such other information as is reasonably necessary to confirm that such proposed transferee is an Affiliate of Investor or an employee of CIG, as applicable) and (ii) the proposed transferee has executed and delivered to the Company an acknowledgement (in such form as the Company reasonably requests) that it shall be bound by the restrictions set forth in this Section 7 with respect to the Investment Shares so transferred.

(c) If Investor surrenders the Warrant to the Company for cancellation at any time prior to the exercise (in whole or in part) of the Warrant, the restrictions set forth in this Section 7 shall terminate.

(d) Any Disposition of Investment Shares made in contravention of any of the provisions of this Section 7 shall not be recognized by the Company and shall be void and of no effect.

8. Miscellaneous.

(a) Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investor, as applicable. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b) Counterparts; Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile or portable document format (PDF), which shall be deemed an original.

(c) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(d) Notices. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

InfoSpace, Inc.

601 108th Avenue NE, Suite 1200

Bellevue, WA 98004

Attention: General Counsel

Fax: 425.201.6167

With a copy to:

Perkins Coie LLP

1201 Third Avenue, Suite 4800

Seattle, WA 98101

Attention: Andrew Bor

Fax: 206.359.9577

If to the Investor:

Cambridge Information Group I LLC

c/o Cambridge Information Group, Inc.

7200 Wisconsin Avenue, Suite 601

Bethesda, Maryland 20814 USA

Attention: Larisa A. Trainor, Esq.

Fax: 301.961.6790

With a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP

801 17th Street, NW

Washington, D.C. 20006

Attention: Brian Mangino

Fax: 202.639.70003

(e) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

(f) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

(g) Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of Washington located in King

County and the United States District Court for the Western District of Washington for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:	INFOSPACE, INC.

	By:	/s/ William Ruckelshaus
	Name:	William Ruckelshaus
	Title:	CEO and President

The Investor:	CAMBRIDGE INFORMATION GROUP I LLC

	By:	/s/ Andrew Snyder
	Name:	Andrew Snyder
	Title:	CEO

[Signature Page to the Stockholder Agreement]